ONELINK, INC.

CHANGE IN CONTROL AGREEMENT

            THIS AGREEMENT is made by and  between OneLink, Inc., a Minnesota corporation (hereinafter called the “Company”) and Kaye O’Leary,  (the “Executive”), as of the 12th day of December, 2000 (the “Effective Date”).

RECITALS:

            WHEREAS, the Executive is currently employed by the Company;

            WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of Executive to her assigned duties;

            WHEREAS, the existence of this Agreement and any similar agreements with other employees of the Company shall not be construed to imply that any successors to their respective positions or offices (or any other employees) would ever be entitled to severance benefits similar to those provided hereunder or thereunder; and

            WHEREAS, this Agreement sets forth the minimum severance compensation that the Executive will receive from the Employer (as defined below) if the Executive's employment with the Employer terminates under one of the circumstances described herein in connection with or following a Change in Control (as defined below).

            NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Executive for the Companies, the parties hereto agree as follows:

AGREEMENT

1.           Certain Definitions.  For purposes of this Agreement, the terms defined above and the following terms have the meanings indicated:

(a)          Employer.  “Employer” shall mean the Company and shall also include any other entity that (i) employs the Executive immediately after a Change in Control, (ii) is a successor to or assignee of the business and/or assets of the Company and (iii) either executes and delivers the agreement provided for in Section 5 or otherwise becomes or remains bound by all the terms and provisions of this Agreement by operation of law.

  (b)        Change in Control.  A “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

  (i)         any person (as such term is used in Sections 13(d) and l4(d) of the Exchange Act, including any affiliate or associate as defined in Rule 12(b)-2 under the Exchange Act of such person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

  (ii)        less than a majority of the Board of Directors is comprised of the individuals described below; or

  (iii)       the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or other enterprise in which the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation hold less than 80% of the voting power of the survivor of such merger or consolidation or its parent, or approve a plan of liquidation; or

  (iv) at least 80% of the Company's assets are sold and transferred to another corporation or other enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company.

  (c)        Board of Directors.   “Board of Directors” shall mean individuals who on the date hereof constituted the Board of the Company, and any new director who subsequently was elected or nominated for election by a majority of the individuals who on the date hereof constituted the Board of Directors and those individuals, if any, who were previously elected or nominated as provided for in the definition of “Change in Control”.

(d)          Cause.  In the case of a discharge from employment, the term “Cause” shall mean:

  (i)         willful and material misconduct, or the willful and material failure by Executive to perform her duties as an officer or employee of the Employer (including as a result of Executive’s use of narcotics, liquor or illicit drugs) and failure to “cure” such misconduct or failure  within thirty (30) days after receipt of written notice thereof from the Employer; or

  (ii)        commission by Executive of fraud, misappropriate or embezzlement in connection with the Employer’s business; or

  (iii)       Executive’s conviction or pleading nolo contendere to felony criminal conduct.

2.           Term.  This Agreement shall commence on the Effective Date first above written and shall continue in effect until the first anniversary of the Effective Date.  Commencing on that date, and each anniversary thereof, the term of this Agreement shall automatically be extended for one additional year, unless at any time either party objects to such extension by written notice to the other party at least sixty (60) days prior to the end of the initial term or any extension term, provided, however that if a Change of Control shall have occurred during such term, the term of this Agreement shall be automatically extended until the end of the six (6) month period beginning on the date of such Change of Control and shall terminate at the end of such period.

3.           Wage Continuation.   In the event that  Executive’s employment by the Employer is terminated (i) by the Employer without Cause, or (ii) by the Executive at any time after thirty (30) days following  a Change in Control then the Employer shall continue to pay  to Executive her then current base salary and shall continue to provide health, life and disability insurance benefits for Executive to the extent required by law through the earlier of (x) the date that Executive has obtained other full-time employment, or (y) twelve (12) months from the date of Executive’s separation from the Employer .

4.           Settlement of Disputes.  Any claims or disputes of any nature between the Employer and Executive arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement shall be resolved exclusively by arbitration to be held in Minneapolis, Minnesota in accordance with the applicable rules then obtaining of the American Arbitration Association.  The parties shall select a mutually acceptable single arbitrator to resolve the dispute or if they fail or are unable to do so, each side shall within the following ten (10) business days select a single arbitrator and the two so selected shall select a third arbitrator within the following ten (10) business days. The fees of the arbitrator(s) and other costs incurred by Executive and the Employer in connection with such arbitration, including without limitation, the reasonable attorneys fees of the prevailing party, shall be paid by the party who is unsuccessful in such arbitration.

The decision of the arbitrator(s) shall be final and binding upon both parties.  Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set forth for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

5.           Successors and Assigns.  (a)  This Agreement shall inure to the benefit of and be enforceable by the Employer and its successors and assigns, and by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If the Executive should die while any amounts are still payable to her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary last designated in a writing delivered to the Employer before her death, or otherwise to the Executive's devisee or legatee under a last will and testament or testamentary trust or, if there be none of the foregoing, to the Executive's estate.

(b) The Company will require any successor or assign that purchases (other than by a merger of corporations) all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such purchase had taken place.

6.           Notice.  For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:

OneLink, Inc.
10340 Viking Drive
Eden Prairie, MN 55344
Attention: President

With a copy to:

Maslon Edelman Borman & Brand,
a Professional Limited Liability Partnership
3300 Norwest Center
Minneapolis, Minnesota 55402-4140
Attention: Terri Krivosha, Esq.

If to the Executive:

Kaye O’Leary
Home Address:

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7.           Miscellaneous.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board.  If any party hereto at any time waives any breach of this Agreement by another party hereto, or waives compliance with any condition or provision of this Agreement to be performed by another  party hereto, such waiver shall not be deemed a waiver of that provision or condition at any prior or subsequent time, or any similar or dissimilar provision or condition at the same or any other time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party except as expressly set forth in this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

8.           Validity.  The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

10.         Employer's Right to Terminate Employment.  Notwithstanding anything contained in this Agreement to the contrary, the Employer may terminate the Executive's employment at any time, for any reason or no reason, except as may be otherwise provided under a separate written employment agreement (if any) between the Employer and the Executive; and no provision contained herein shall affect the Employer’s ability to terminate the Executive's employment at any time, with or without Cause.  Nothing in this Agreement shall in any way require the Employer to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Executive or any other employee of the Employer whose employment with the Employer is terminated prior to a Change in Control.

  IN WITNESS WHEREOF, the parties have executed this Agreement with full authority as of the Effective Date first above written.

ONELINK, INC.

By
Its President and Chief Executive Officer

Kaye O’Leary
"EXECUTIVE"